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                                  EXHIBIT 11.1

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                                  EXHIBIT 11.1
                           D.I.Y. HOME WAREHOUSE, INC.


                                    FORM 10-K
                    COMPUTATION OF EARNINGS PER COMMON SHARE


                                                         Three Months Ended
                                                April 4, 1998      March 29, 1999
                                                -------------      --------------

                                                             (Unaudited)
                                                             -----------

Loss applicable to common shares                 $  (797,045)       $   (89,616)
                                                 ===========        ===========

Weighted average common shares
   outstanding for the period                      7,633,859          7,633,719
Dilutive effect of exercise of stock
   options                                             --                  --
                                                 -----------        -----------

Weighted average common shares,
   assuming issuance of the above
   securities                                      7,633,859          7,633,719
                                                 ===========        ===========

Earnings per common share:

          Basic                                  $     (0.10)       $     (0.01)

          Diluted                                $     (0.10)       $     (0.01)
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